Exhibit 23.2

CONSENT OF COUNSEL

We have acted as special Delaware counsel to Nord Resources Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, on October 19, 2007, as amended by Pre-Effective Amendment No. 1 thereto filed with the SEC on November 26, 2007, Pre-Effective Amendment No. 2 thereto filed with the SEC on December 14, 2007, Post-Effective Amendment No. 1 thereto filed with the SEC on Form S-1 on October 6, 2008, Post-Effective Amendment No. 2 thereto filed with the SEC on October 15, 2008, Post-Effective Amendment No. 3 thereto filed with the SEC on October 24, 2008 (“Post-Effective Amendment No. 3”), and Post-Effective Amendment No. 4 thereto dated May 15, 2009 (as so amended, the “Registration Statement”). We hereby consent to the incorporation by reference, as Exhibit 5.1 to the Registration Statement, of our legal opinion dated October 22, 2008, previously filed with the SEC as Exhibit 5.1 to Post Effective Amendment No. 3.

We hereby consent to the use of our firm’s name in the section of the Registration Statement and the prospectus included therein entitled “Legal Matters”.

POTTER ANDERSON & CORROON LLP

/s/ John F. Grossbauer
By: John F. Grossbauer, a Partner

Wilmington, Delaware
May 15, 2009